FICO Announces Fourth Quarter Fiscal 2015

Record revenue of $233 million

GAAP EPS of $1.03/share, including certain items

SAN JOSE, Calif., Nov. 5, 2015 /PRNewswire/ -- FICO (NYSE: FICO), the predictive analytics and decision management software company, today announced results for its fourth fiscal quarter ended September 30, 2015.

Fourth Quarter Fiscal 2015 GAAP Results

Net income for the quarter totaled $33.3 million, or $1.03 per share, versus $36.6 million, or $1.10 per share, reported in the prior year period.

The current quarter earnings include a restructuring charge, net of tax, of $11.5 million, or $0.35 per share, primarily related to the write-down of facilities, and a reduction to income tax expense of $5.4 million, or $0.17 per share, associated with the favorable resolution of a tax audit.

Fourth Quarter Fiscal 2015 Non-GAAP Results

Non-GAAP Net Income for the quarter was $50.9 million vs. $44.2 million in the prior year period. Non-GAAP EPS for the quarter was $1.57 vs. $1.33 in the prior year period. Free cash flow for the quarter was $39.2 million vs. $65.1 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

Fourth Quarter Fiscal 2015 GAAP Revenue

The company reported revenues of $232.8 million for the quarter as compared to $221.6 million reported in the prior year period, an increase of 5%.

"We delivered record revenue, with particularly strong results in Scores," said Will Lansing, chief executive officer. "Besides delivering meaningful growth in our Scores business, we are pursuing additional opportunities to continue the expansion our market-leading position. And in our software businesses, we are shifting our focus to distribution to further capitalize on the investments we've made over the last several years."

Revenues for the fourth quarter fiscal 2015 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured decision management applications and associated professional services, were $149.3 million in the fourth quarter compared to $146.9 million in the prior year quarter, an increase of 2%. This was due primarily to increased revenue in Customer Communication Solutions, Collections and Recovery Solutions and revenues from the TONBELLER acquisition.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and the myFICO® business-to-consumer (B2C) service, were $57.4 million in the fourth quarter compared to $46.1 million in the prior year quarter, up 24%. The B2B revenue increased 5% while the B2C revenue increased 86% from the prior year quarter.
  Tools revenues, which include Blaze Advisor®, Xpress Optimization and related professional services, were $26.1 million in the fourth quarter compared to $28.6 million in the prior year quarter, a decrease of 9%, due primarily to decreased license revenue of Blaze Advisor® and Decision Optimizer.

Outlook

The company is providing guidance for fiscal 2016, which follows:

Fiscal 2016 Guidance
Revenue	$860 million - $870 million
GAAP Net Income	$94 million - $98 million
GAAP Earnings Per Share	$2.89 - $3.02
Non-GAAP Net Income	$144 million - $148 million
Non-GAAP Earnings Per Share	$4.43 - $4.55

The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results".

Company to Host Conference Call

The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its fourth quarter fiscal 2015 results and provide various strategic and operational updates. The call can be accessed at FICO's Web site at www.FICO.com/investors. A replay of the webcast will be available through November 5, 2016.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. The webcast can be accessed via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO

FICO (NYSE:FICO) delivers superior predictive analytics that drive smarter decisions. The company's groundbreaking use of mathematics to predict consumer behavior has transformed entire industries and revolutionized the way risk is managed and products are marketed. FICO's innovative solutions include the FICO® Score — the standard measure of consumer credit risk in the United States — along with the industry-leading solutions for managing credit accounts, identifying and minimizing the impact of fraud, and customizing consumer offers with pinpoint accuracy. Most of the world's top banks, as well as leading insurers, retailers, pharma businesses and government agencies rely on FICO solutions to accelerate growth, control risk, boost profits and meet regulatory and competitive demands. FICO also helps millions of individuals manage their personal credit health through www.myFICO.com. Learn more at www.fico.com. FICO: Make every decision count.

Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2014. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	September 30,
	2015	2014
ASSETS:
Current assets:
Cash and cash equivalents	$ 86,120	$ 105,075
Accounts receivable, net	158,773	155,295
Prepaid expenses and other current assets	41,709	28,157
Total current assets	286,602	288,527

Marketable securities and investments	20,525	19,784
Property and equipment, net	38,208	36,677
Goodwill and intangible assets, net	862,071	827,842
Other assets	22,757	19,468
	$ 1,230,163	$ 1,192,298

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 50,810	$ 58,235
Accrued compensation and employee benefits	54,368	56,650
Deferred revenue	46,697	56,519
Current maturities on debt	92,000	170,000
Total current liabilities	243,875	341,404

Long-term debt	516,000	376,000
Other liabilities	33,290	20,280
Total liabilities	793,165	737,684

Stockholders' equity	436,998	454,614
	$ 1,230,163	$ 1,192,298

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenues:
Transactional and maintenance	$ 149,444	$ 133,285	$ 564,232	$ 527,563
Professional services	40,631	42,407	151,773	149,834
License	42,681	45,878	122,776	111,588
Total revenues	232,756	221,570	838,781	788,985

Operating expenses:
Cost of revenues	67,042	71,027	270,535	249,281
Research & development	26,236	22,413	98,824	83,435
Selling, general and administrative	78,693	73,713	300,002	278,203
Amortization of intangible assets	3,627	2,977	13,673	11,917
Restructuring and acquisition-related	15,986	-	18,242	4,281
	191,584	170,130	701,276	627,117
Operating income	41,172	51,440	137,505	161,868
Other expense, net	(6,755)	(7,080)	(28,267)	(28,737)
Income before income taxes	34,417	44,360	109,238	133,131
Provision for income taxes	1,098	7,757	22,736	38,252
Net income	$ 33,319	$ 36,603	$ 86,502	$ 94,879

Basic earnings per share:	$ 1.07	$ 1.14	$ 2.75	$ 2.80
Diluted earnings per share:	$ 1.03	$ 1.10	$ 2.65	$ 2.72

Shares used in computing earnings per share:
Basic	31,214	32,123	31,402	33,870
Diluted	32,494	33,217	32,609	34,864

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net income	$ 86,502	$ 94,879
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,889	32,632
Share-based compensation	45,308	36,362
Changes in operating assets and liabilities	(27,733)	26,485
Other, net	(4,989)	(15,324)
Net cash provided by operating activities	132,977	175,034

Cash flows from investing activities:
Purchases of property and equipment	(24,999)	(12,590)
Cash paid for acquisitions, net of cash acquired	(56,992)	(7,253)
Other, net	75	-
Net cash used in investing activities	(81,916)	(19,843)

Cash flows from financing activities:
Proceeds from revolving line of credit	249,000	145,000
Payments on revolving line of credit	(116,000)	(61,000)
Payment on Senior Notes	(71,000)	(8,000)
Proceeds from issuances of common stock	18,258	18,851
Taxes paid related to net share settlement of equity awards	(19,461)	(12,297)
Repurchases of common stock	(130,719)	(217,039)
Other, net	11,287	4,094
Net cash used in financing activities	(58,635)	(130,391)

Effect of exchange rate changes on cash	(11,381)	(2,903)

Increase (decrease) in cash and cash equivalents	(18,955)	21,897
Cash and cash equivalents, beginning of period	105,075	83,178
Cash and cash equivalents, end of period	$ 86,120	$ 105,075

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2015	2014	2015	2014

Applications revenues:
Transactional and maintenance	$ 81,999	$ 79,724	$ 320,596	$ 313,316
Professional services	34,062	34,042	124,562	121,100
License	33,193	33,108	81,116	69,840
Total applications revenues	$ 149,254	$ 146,874	$ 526,274	$ 504,256

Scores revenues:
Transactional and maintenance	$ 55,420	$ 44,068	$ 200,426	$ 178,023
Professional services	532	617	2,901	2,784
License	1,423	1,416	3,680	5,662
Total scores revenues	$ 57,375	$ 46,101	$ 207,007	$ 186,469

Tools revenues:
Transactional and maintenance	$ 12,025	$ 9,493	$ 43,210	$ 36,224
Professional services	6,037	7,748	24,310	25,950
License	8,065	11,354	37,980	36,086
Total tools revenues	$ 26,127	$ 28,595	$ 105,500	$ 98,260

Total revenues:
Transactional and maintenance	$ 149,444	$ 133,285	$ 564,232	$ 527,563
Professional services	40,631	42,407	151,773	149,834
License	42,681	45,878	122,776	111,588
Total revenues	$ 232,756	$ 221,570	$ 838,781	$ 788,985

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2015	2014	2015	2014

GAAP net income	$ 33,319	$ 36,603	$ 86,502	$ 94,879
Amortization of intangible assets (net of tax)	2,598	2,064	9,595	8,012
Restructuring and acquisition-related (net of tax)	11,452	-	12,999	2,840
Stock-based compensation expense (net of tax)	8,987	7,440	31,801	24,500
Adjustment to tax reserves and valuation allowance	(5,440)	(1,927)	(5,440)	(1,927)
Non-GAAP net income	$ 50,916	$ 44,180	$ 135,457	$ 128,304

GAAP diluted earnings per share	$ 1.03	$ 1.10	$ 2.65	$ 2.72
Amortization of intangible assets (net of tax)	0.08	0.06	0.29	0.23
Restructuring and acquisition-related (net of tax)	0.35	-	0.40	0.08
Stock-based compensation expense (net of tax)	0.28	0.22	0.98	0.70
Adjustment to tax reserves and valuation allowance	(0.17)	(0.06)	(0.17)	(0.06)
Non-GAAP diluted earnings per share	$ 1.57	$ 1.33	$ 4.15	$ 3.68

Free cash flow
Net cash provided by operating activities	$ 46,577	$ 71,221	$ 132,978	$ 175,034
Capital expenditures	(6,733)	(5,503)	(24,999)	(12,591)
Dividends paid	(626)	(641)	(2,509)	(2,713)
Free cash flow	$ 39,218	$ 65,077	$ 105,470	$ 159,730

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

	Low	High

GAAP net income	$ 94	$ 98
Amortization of intangible assets (net of tax)	10	10
Stock-based compensation expense (net of tax)	40	40
Non-GAAP net income	$ 144	$ 148

GAAP diluted earnings per share	$ 2.89	$ 3.02
Amortization of intangible assets (net of tax)	0.31	0.31
Stock-based compensation expense (net of tax)	1.23	1.23
Non-GAAP diluted earnings per share	$ 4.43	$ 4.55

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

Logo - http://photos.prnewswire.com/prnh/20111010/CG83314LOGO

CONTACT: Investors/Analysts, Steve Weber, (800) 213-5542, investor@fico.com, or Media, Steve Astle, (415) 446-6204, stephenastle@fico.com